UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01: NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 11, 2007, SBE, Inc. (the “Company”) received a staff determination letter from The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock would be delisted from The Nasdaq Capital Market due to its failure to comply with the $1.00 minimum bid price set forth in Marketplace Rule 4310(c)(4) (the “Rule”). The Company will request a hearing with the Nasdaq Listing Qualifications Panel (the ”Panel”) to appeal Nasdaq’s determination. A hearing request will stay the suspension of the Company’s securities pending the Panel’s decision.

As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 18, 2006, the Company previously received a notice from Nasdaq with respect to the Company’s failure to comply with the Rule. At that time, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was given 180 calendar days, or until January 10, 2007, to regain compliance with the Rule. The Company has not regained compliance with the Rule and is not eligible for an additional 180 calendar day compliance period given that it does not meet The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c).

A copy of the Company’s press release announcing receipt of the staff determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2007
SBE, Inc.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SBE, Inc., dated January 12, 2007